Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

President

Section 906 Certification under Sarbanes Oxley Act

I, Freddi Klassen, certify that:

1.	I have reviewed this report, filed on behalf of DBX ETF Trust, on Form N-CSR;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date:	November 5, 2020	/s/ Freddi Klassen
Freddi Klassen
President and Chief Executive Officer

Treasurer and Chief Financial Officer

Section 906 Certification under Sarbanes Oxley Act

I, Diane Kenneally, certify that:

1.	I have reviewed this report, filed on behalf of DBX ETF Trust, on Form N-CSR;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date:	November 5, 2020	/s/ Diane Kenneally
Diane Kenneally
Treasurer and Chief Financial Officer